EXHIBIT 10.3

MENTOR CORPORATION
FORM OF OPTION AGREEMENT

Please see your "Notice of Grant of Stock Options & Option Agreement"(the "Notice of Grant") for specifics of this Grant as to Optionee name, number of shares, exercise price per share, vesting schedule and expiration date.

1.         Grant of Option.  Mentor Corporation ("Company"), a Minnesota corporation, hereby grants to the named optionee ("Optionee") an incentive stock option ("Option") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), to purchase the total number of option shares of Common Stock of the Company ("Option Shares") at the exercise price per share set forth on the Notice of Grant ("Exercise Price") subject to all of the terms and conditions of this Option Agreement and the Mentor Corporation Amended 2000 Long-Term Incentive Plan, ("Plan"), the provisions of which are incorporated into this Option Agreement by this reference.

2.         Exercise Period of Option.  Subject to the terms and conditions of the Plan and this Option Agreement, this option will become exercisable as to the number of shares and on the dates specified in the exercise schedule on the Notice of Grant.  The exercise schedule shall be cumulative; for example, if the Optionee does not exercise any portion of the Option during the second year after grant, the Optionee shall become entitled to purchase up to one-half of the shares at any time during the third year after grant.  This Option will expire at midnight on the expiration date specified on the Notice of Grant, ("Expiration Date") and must be exercised, if at all, on or before the Expiration Date.

3.         Compliance.  The grant of options and the issuance of Common Stock under such options are subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan and the securities issuable thereunder.  It is possible that the Company could be prevented or delayed from granting options or from issuing shares of Common Stock under the Plan in the event one or more required approvals or permits were not obtained.

4.         Limitation on Incentive Option Tax Treatment.  Optionee understands that to the extent that the aggregate fair market value of the shares of Common Stock (determined at the date of grant) for which an option may for the first time become exercisable in any calendar year as an Incentive Option under the Federal tax laws may not exceed $100,000.  To the extent you hold two (2) or more Incentive Options which become exercisable for the first time in the same calendar year, the $100,000 limitation will be applied on the basis of the order in which those options were granted.  Options, which do not qualify for Incentive Option treatment under the Federal tax laws by reason of this dollar limitation, may nevertheless be exercised as Non-Statutory Options in the calendar year in which they become exercisable for the excess number of shares.

5.         Termination of Option.  Except as provided in this Section, this Option will terminate, and may not be exercised, if Optionee ceases to be an Eligible Person, (as defined in the Plan), in the event of termination of service, or upon the occurrence of certain other events.

            If Optionee ceases to be an Eligible Person for any reason except death, this Option, to the extent that it is exercisable on the date on which the Optionee ceases to be an Eligible Person ("Termination Date"), may be exercised by the Optionee within three months after the Termination Date, but in any event no later than the Expiration Date set forth in Section 2 above.

            If Optionee ceases to be an Eligible Person of the Company because of his or her death, this Option, to the extent that it is exercisable on the Termination Date, may be exercised by the Optionee or the Optionee's estate, heirs, or legatees (as the case may be) within twelve months after the Termination Date, but in any event no later than the Expiration Date set forth in Section 2 above.

6.         Manner of Exercise. To exercise your option, you must provide the Company with written notice of the exercise in which you indicate the number of shares to be purchased under your option.  The notice must be accompanied by full payment of the exercise price for the purchased shares, applicable taxes, together with appropriate proof that the person exercising the option (if other than yourself) has the right to affect such exercise.  You will be required to satisfy all applicable income and employment tax withholding requirements at that time. The exercise date will be the date that this notice is deliverable to the Company, or a later date set forth in the notice ("Exercise Date").

7.         Nontransferability.  This Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee.  The terms of this Option are binding upon the executors, administrators, successors and assigns of the Optionee.

8.         Withholding.  Optionee agrees, as a condition to the exercise of this Option, to make full payment or other appropriate arrangement with the Plan Administrator and the Company or its subsidiary employing or retaining Optionee (if any) for the satisfaction of any federal, state, or local income tax withholding requirements and federal social security employment tax requirements applicable to the exercise of this option or the sales of shares acquired under this Option.

9.         Adjustments.  If any change is made to the Option Shares (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change in corporate or capital structure of the company), then, unless such change results in the termination of all outstanding Options, the Committee will make appropriate adjustments to the kind, price per share, and maximum number of shares subject to this Option.  The adjustments made by the Committee shall be final, binding, and conclusive.

10.        Change in Control

            Acceleration of Excercisability.  In the event of a "Change in Control" of the Company, as defined in the Plan ("Change of Control"), all options held by a person under the Plan that shall not have expired, shall become immediately exercisable in full.  The acceleration of the exercisability of options shall be effective immediately prior to (but subject to the actual occurrence of) the applicable Change in Control, and each optionee shall be entitled to exercise his or her accelerated options in advance prior to the Change in Control, provided that such Change in Control actually occurs and that such optionee has not voluntarily terminated his or her position with the Company prior to the occurrence of such Change in Control.

            Optional Actions.  In the event the Committee determines in good faith that a Change in Control may be imminent, the Committee may, but shall not be obligated to:

            (1)        If the Change in Control is a merger or consolidation or a statutory share exchange, make provision for the protection of the outstanding options granted under the Plan by the substitution, in lieu of such options, of options to purchase such numbers of shares of appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, of the parent corporation of the Company or such surviving corporation ("Survivor's Stock") as the Committee deems equitable, or, alternatively, by the delivery of such numbers of shares of the Survivor's Stock as have a fair market value as of the date of the Change in Control equal to the product of (i) the amount by which the Change in Control Proceeds per Share (as defined in the Plan) exceeds the option exercise price per share times (ii) the numbers of common shares covered by the respective options; or

            (2)        At least ten (10) days prior to any Change in Control, declare, and provide written notice to each optionee of the declaration, that each outstanding option, whether or not then exercisable, shall be cancelled at the time of the Change in Control (unless it shall have been exercised prior to the occurrence of the Change in Control) in exchange for payment to each optionee, within ten days after the Change in Control, of cash equal to the amount (if any), for each share covered by the cancelled option, by which the Change in Control Proceeds per share (as defined in the Plan) exceeds the exercise price per share covered by such option.

            No such action by the Committee shall in any way affect the acceleration of the exercisability of options pursuant to Paragraph (a), above, and each optionee shall have the right, during the period preceding the Change in Control, to exercise his or her option as to all or any part of the shares covered thereby in accordance with said Paragraph (a).  In the event of a declaration pursuant to Paragraph (b), above, each outstanding option granted pursuant to the Plan that shall not have been exercised prior to the Change in Control shall be cancelled at the time of the Change of Control.

            Any action taken by the Committee under Paragraph (b), above, in contemplation of an expected Change in Control shall be null and void in the event such Change in Control does not actually occur.

11.        No Employment Contract. Nothing in this Option Agreement, Notice of Grant, or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company, (or Parent or Subsidiary employing or retaining the Optionee) or of Optionee.  The rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

12.        Governing Law.  This Notice of Grant, Option Agreement and the Plan shall be governed, construed and administered in accordance with the laws of the State of California.

SAMPLE

Notice of Grant of Stock Options                                                                                         Mentor Corporation
and Option Agreement                                                                                                        ID: 41-0950791
                                                                                                                                            201 Mentor Drive
                                                                                                                                            Santa Barbara, CA 93111

Optionee                                                                                                                               Option Number:
                                                                                                                                            Plan:  2000
                                                                                                                                            ID:

Effective xx/xx/xxxx, you have been granted an Incentive Stock Option or a Non-Qualified Stock Option to buy xxxx shares of Mentor Corporation (the "Company") stock at an exercise price of $ xx.xx per share.

The total option price of the shares granted is $ xxx,xxx.xx.

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration
_____	_______	______	_______
_____	_______	______	_______
_____	_______	______	_______
_____	_______	______	_______

By your signature and the Company's signature below, you (the "Optionee"), and the Company agree and you understand and agree that this Option is granted subject to and in accordance with the terms of the Mentor Corporation Amended 2000 Long-Term Incentive Plan (the "Plan").  You further agree to be bound by the terms of the Plan and the terms of the Option as set forth in the Option Agreement attached hereto and made a part of this agreement.

Definitions.  All captialized terms in this Notice shall have the meaning assigned to them in this Notice, in the Plan, or in the attached Option Agreement.

Optionee acknowledges that a copy of the official Prospectus for the Plan (the "Prospectus") has not been delivered concurrently with this notice and in lieu of delivery, Optionee has been advised that a true and correct copy of the Prospectus and the Plan is available via the Company's intranet, or in the alternative, Optionee may request a printed copy of the Prospectus or the Plan from the Corporate Secretary through the Company's principal office.

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Mentor Corporation                                                                         Date

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Optionee                                                                                            Date